                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536


                               [GRAPHIC OMITTED]

________________________________________________________________________________

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Free Writing Prospectus

Mortgage Pass-Through Certificates, Series 2007-3, Group 1

Banc of America Funding Corporation
Depositor

[Wells Fargo Bank, N.A.]
Securities Administrator and Master Servicer

[U.S. Bank National Association]
Trustee and Custodian

[TBD]
Servicers

Bank of America, National Association
Sponsor

March 6, 2007


[GRAPHIC OMITTED][GRAPHIC OMITTED]





--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


                     IRS CIRCULAR 230 NOTICE


          TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.


ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.







--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------
                          Preliminary Summary of Terms


Transaction.......................................Banc of America Funding 2007-3 Trust
                                                  Mortgage Pass-Through Certificates,
                                                  Series 2007-3

Issuing Entity....................................Banc of America Funding 2007-3 Trust

Depositor.........................................Banc of America Funding Corporation

Underwriter.......................................Banc of America Securities LLC

Sponsor...........................................Bank of America, National Association

Master Servicer...................................[Wells Fargo Bank, N.A.]

Originators.......................................[TBD]

Servicers.........................................[TBD]

Securities Administrator..........................[Wells Fargo Bank, N.A.]

Rating Agencies...................................At least two of  Standard  & Poor's,  Moody's  and/or  Fitch
                                                  Ratings will rate the offered Senior Certificates.  At least one of the  above  Rating  Agencies  will  rate the  offered
                                                  Subordinate Certificates.

Senior Certificates...............................The Senior  Certificates will consist of two or more classes
                                                  of   certificates,   one  of  which  will  be  the  residual
                                                  certificate.  Each  group may also  contain a class of ratio strip certificates.  One or more classes of certificates may be comprised of two or more components.  The components of a class are not severable.  The Senior Certificates (or in the
                                                  case  of  a  class  of  Senior  Certificates   comprised  of
                                                  components,  the components) may be divided into two or more groups in which case each  group  will have a  corresponding group of  Subordinate  Certificates  which may or may not be shared with one or more other groups of Senior Certificates.

Senior Non-PO Certificates........................The  Senior   Certificates   (other  than  any  Ratio  Strip
                                                  Certificates or components thereof).

Subordinate Certificates..........................If the Senior Certificates are divided into multiple groups, the  Subordinate  Certificates  may or may  not  consist  of multiple  groups.  If there is only one group of Subordinate
                                                  Certificates,  the Subordinate Certificates will support all of the Senior Certificates.  If there are multiple groups of
                                                  Subordinate  Certificates,  each group will  support  one or
                                                  more   groups  of  Senior   Certificates.   Each   class  of
                                                  Subordinate  Certificates  is  also  subordinated  to  those classes of  Subordinate  Certificates  within its group,  if any, higher in order of payment priority.

Banc of America Securities LLC                                                                                   3
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

Offered Certificates............................Senior  Certificates and Subordinate  Certificates  rated BBB- or
                                                Baa3 or better

Expected Closing Date...........................April 27, 2007

Expected Investor Closing Date..................April 30, 2007

Distribution Date...............................25th of each month,  or the next  succeeding  business day (First
                                                Distribution Date: May 25, 2007)

Cut-off Date....................................April 1, 2007

Determination Date..............................As set forth in the applicable Servicing Agreement.

Record Date.....................................For any  Distribution  Date,  the close of  business  on the last
                                                business   day  of  the  month   preceding   the  month  of  that
                                                Distribution Date.

Day Count.......................................30/360

Exchangeable Certificates and
Exchangeable REMIC
Certificates....................................If indicated in the prospectus supplement, a class or combination of classes of exchangeable REMIC certificates may be exchangeable for  certain  class or classes of  exchangeable  certificates  in certain combinations specified in the prospectus supplement.

Clearing........................................DTC, Clearstream and Euroclear.







Banc of America Securities LLC                                                                                   4
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

Denominations:
                                        Original                                                   Incremental
                                    Certificate Form            Minimum Denominations             Denominations

Senior Certificates (other than        Book Entry                      $1,000                          $1
any Principal Only Certificates,
Interest Only Certificates and
Special Retail Certificates)

Interest Only Certificates             Book Entry               $1,000,000 (notional                $1 or N/A
                                                            amount) or size of class, if
                                                                less than $1,000,000

Special Retail Certificates            Book Entry                      $1,000                        $1,000

Principal Only Certificates and        Book Entry                      $25,000                         $1
Subordinate Certificates

SMMEA Eligibility..............................The Senior  Certificates  and the most senior class or classes of
                                               Subordinate  Certificates  are expected to  constitute  "mortgage related securities" for purposes of SMMEA.

ERISA Eligibility..............................A  fiduciary  or other  person  acting on behalf of any  employee benefit plan or arrangement,  including an individual  retirement account,  subject to the Employee  Retirement Income Security Act of 1974, as amended ("ERISA"),  the Code or any federal, state or local law  ("Similar  Law") which is similar to ERISA or the Code
                                               (collectively,  a "Plan") should  carefully review with its legal
                                               advisors   whether   the   purchase  or  holding  of  an  Offered
                                               Certificate  could give rise to a  transaction  prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

                                               The U.S.  Department  of Labor has  extended  to Banc of  America
                                               Securities LLC an administrative exemption (the "Exemption") from certain  of the  prohibited  transaction  rules of ERISA  and the related  excise tax  provisions  of Section 4975 of the Code with respect to the initial  purchase,  the holding and the subsequent resale by certain Plans of certificates  in  pass-through  trusts that consist of certain receivables,  loans and other obligations that meet the conditions and requirements of the Exemption.

                                               The Exemption may cover the acquisition and holding of the Senior
                                               Certificates   (other   than  any   residual   certificates)   or
                                               Subordinate  Certificates  by  the  Plans  to  which  it  applies provided that all  conditions  of the Exemption  other than those


Banc of America Securities LLC                                                                                   5
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

                                               within the control of the investors  are met. In addition,  as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

                                               Any  Class  of  Offered  Certificates  that  fails  to  meet  the requirements  of the Exemption  will not be eligible for purchase and  holding  by a Plan  unless  another  prohibited  transaction exemption is available to provide  relief and the  conditions  of that particular  exemption are satisfied.  For example,  if there are Mortgage Loans with loan-to-value ratios in excess of 100% in the Mortgage  Pool or in a loan group  within the Mortgage  Pool, the Exemption will not cover the  acquisition  and holding of the related Offered  Certificates  that are subordinated or not rated in one of the two highest  rating  categories  by the  applicable rating agencies.

                                               Prospective  Plan  investors  should  consult  with  their  legal advisors  concerning  the impact of ERISA,  the Code and  Similar
                                               Law,  the  applicability  of the  Exemption,  and  the  potential consequences in their specific circumstances,  prior to making an investment  in the  Offered  Certificates.  Moreover,  each  Plan fiduciary  should  determine  whether  under the  governing  plan instruments and the applicable  fiduciary standards of investment prudence  and  diversification,  an  investment  in  the  Offered
                                               Certificates is appropriate for the Plan, taking into account the overall  investment policy of the Plan and the composition of the
                                               Plan's investment portfolio.

Tax Structure..................................For federal income tax purposes,  elections will be made to treat certain segregated  portions of the Issuing Entity as one or more
                                               "real estate  mortgage  investment  conduits"  (each, a "REMIC").

                                               o the Senior  Certificates  (other than the residual  certificate
                                                 and any  exchangeable   certificates)   and   the   Subordinate
                                                 Certificates will constitute,   at  least  in  part,   "regular
                                                 interests" in a REMIC and will be treated  as  newly-originated debt instruments for most federal income tax purposes.

                                               o Generally,  for  a   class  of  component  certificates,   each
                                                 component, rather than the  class  itself,  will  constitute  a regular interest in a REMIC.

                                               o The residual certificate  will  represent  the  sole  "residual interest" in each REMIC.

                                               You must report income  received on your Offered  Certificates as it accrues from Distribution  Date to Distribution  Date, even if it is before such income is distributed in cash to you.




Banc of America Securities LLC                                                                                   6
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


                                               Certain  classes  of  Offered  Certificates  may be  issued  with
                                               "original issue discount." If your class of Offered  Certificates is issued with original issue discount,  you must report original issue discount  income over the life of your  Certificate,  often well before such income is distributed in cash to you.

                                               If you hold an  Offered  Certificate  that has the  benefit  of a yield  maintenance  agreement or other derivative and is entitled to certain  payments in respect of basis risk carryover  amounts, you  will be  treated  as  owning  two  assets,  a REMIC  regular interest and the right to receive  payments  from the  derivative and/or  payments in respect of basis risk  carryover  amounts and will be required to account  separately  for each of these assets for federal income tax purposes.

                                               If you  hold  an  Offered  Certificate  that  is an  exchangeable certificate, you should be aware that the arrangement under which any exchangeable certificates are created will be classified as a grantor  trust and each  class of  exchangeable  certificates  so created  will  represent  beneficial  ownership of an interest in each related exchangeable REMIC certificate.

Optional Termination Date......................On any Distribution  Date on which the aggregate Stated Principal
                                               Balance  of the  Mortgage  Loans is less than 10% of the  initial aggregate  unpaid  principal  balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may, at its option, subject to certain  conditions,  purchase the Mortgage Loans, which would effect an early retirement of the Certificates.

                                               If the Mortgage  Loans are divided into multiple loan groups with more  than  one  set  of  Subordinate  Certificates,  the  Master
                                               Servicer  may,  at its  option,  subject to  certain  conditions, purchase  the  Mortgage  Loans in one or some of the loan groups, which  would  effect  an early  retirement  of only  the  related
                                               Certificates.

The Pooling Agreement..........................The  Certificates  will  be  issued  pursuant  to a  Pooling  and
                                               Servicing  Agreement  (the "Pooling  Agreement")  to be dated the
                                               Closing  Date,  among the  Depositor,  the Master  Servicer,  the
                                               Securities Administrator and the Trustee.

The Mortgage Pool..............................The  "Mortgage   Pool"  will  consist  of  fixed  interest  rate,
                                               fully-amortizing mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

The Mortgage Pool may be divided into multiple loan groups.




Banc of America Securities LLC                                                                                   7
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms



The Mortgage Loans.............................The  Mortgage  Loans  consist  of  fixed  interest  rate,   fully
                                               amortizing  mortgage  loans  secured  by  first  liens on one- to four-family  residential  properties.  Substantially  all  of the
                                               Mortgage  Loans will have  original  terms to stated  maturity of approximately [10 to 30] years. Borrowers are permitted to prepay their  Mortgage  Loans,  in  whole or in part,  at any  time.  If indicated  in the  Collateral  Summary  at the end of  this  Free
                                               Writing Prospectus,  certain of the Mortgage Loans may be subject to prepayment premiums. Accordingly, the actual date on which any
                                               Mortgage  Loan is paid in full may be  earlier  than  the  stated
                                               maturity date due to unscheduled  payments of principal.  See the
                                               Collateral Summary at the end of this Free Writing Prospectus for more information about the Mortgage Loans.

Yield Maintenance Agreements...................The Securities  Administrator on behalf of the Issuing Entity may enter  into one or more yield  maintenance  agreements  (each,  a
                                               "Yield  Maintenance  Agreement") with one or more  counterparties
                                               (each, a "Counterparty")  for the benefit of one or more classes.
                                               With  respect  to  each  Yield  Maintenance   Agreement  for  any
                                               Distribution Date (other than the initial  Distribution  Date) if
                                               LIBOR,  as calculated for the Interest  Accrual Period related to such Distribution  Date,  exceeds a designated strike percentage, the  Counterparty  will be obligated  to pay to the Trustee,  for deposit  into the related  Reserve  Fund,  an amount equal to the product  of (a) the amount by which (i) the lesser of LIBOR and a designated  maximum percentage exceeds (ii) the designated strike percentage, (b) the lesser of the applicable class balance(s) and related notional amount as set forth for such  Distribution  Date in the related Yield Maintenance Agreement and (c) one-twelfth.

                                               Pursuant to the Pooling Agreement,  the Securities  Administrator
                                               will establish a separate trust account (the "Reserve  Fund") for deposit  of any  payments  that  it may  receive  under  a  Yield
                                               Maintenance  Agreement  or other  derivative.  In  addition,  the
                                               Securities  Administrator  may  establish a Reserve  Fund for the payment of basis risk carryover  amounts  irrespective of whether the  Securities  Administrator  on behalf of the  Issuing  Entity enters into a Yield  Maintenance  Agreement or other  derivative.
                                               Each  Reserve  Fund is part of the trust  fund but will not be an asset of any REMIC.

                                               Amounts on deposit in a Reserve Fund will be used to make certain payments on a  specified  Class or Classes of  Certificates  that have  the  benefit  of a Yield  Maintenance  Agreement  or  other derivative.

Compensating Interest..........................On each Distribution Date, each Servicer will be obligated to pay an  amount  equal  to the  lesser  of (i)  the  aggregate  of the
                                               Prepayment  Interest  Shortfalls for such  Distribution  Date and



Banc of America Securities LLC                                                                                   8
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


                                               (ii) an  amount  set  forth in the  prospectus  supplement  (such amount, the "Compensating Interest").

Advances.......................................Subject to certain limitations, each Servicer will be required to
                                               advance  (any  such  advance,   an   "Advance")   prior  to  each
                                               Distribution Date an amount equal to the aggregate of payments of principal  and interest  (net of the  applicable  Servicing  Fee)
                                               which  were due on the  related  due date on the  Mortgage  Loans serviced  by such  Servicer  and  which  were  delinquent  on the related  Determination  Date. Advances made by each Servicer will be  made  from  its own  funds  or  funds  available  for  future distribution.  The  obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged  Property relating to such Mortgage
                                               Loan.

Interest Accrual...............................Interest will accrue on the  Certificates  during each  one-month period  (i)  ending  on the last day of the month  preceding  the month in which each  Distribution  Date occurs (each,  a "Regular
                                               Interest  Accrual  Period") or (ii) commencing on the 25th day of the month  preceding  the month in which each  Distribution  Date occurs  and  ending  on the 24th day of the  month in which  each
                                               Distribution  Date occurs (each, a "LIBOR Based Interest  Accrual
                                               Period" or "No Delay Interest Accrual Period" and together with a
                                               Regular Interest Accrual Period,  an "Interest  Accrual Period").
                                               The initial  Regular  Interest  Accrual  Period will be deemed to have  commenced  on April 1,  2007 and any  initial  LIBOR  Based
                                               Interest  Accrual Period or No Delay Interest Accrual Period will be deemed to have commenced on April 25, 2007.

                                               On each  Distribution  Date, to the extent of the applicable Pool
                                               Distribution  Amount or Amounts,  each class of  interest-bearing
                                               Certificates  will be  entitled to receive  interest  (as to each such class, the "Interest  Distribution  Amount") with respect to the related  Interest Accrual Period.  The Interest  Distribution
                                               Amount for any  interest-bearing  class of  Certificates  will be equal  to the sum of (i)  interest  accrued  during  the  related
                                               Interest  Accrual Period at the applicable  pass-through  rate on the related class balance or notional  amount and (ii) the sum of the amounts,  if any, by which the amount described in clause (i)
                                               above  on  each  prior  Distribution  Date  exceeded  the  amount actually  distributed  in  respect  of  interest  on  such  prior
                                               Distribution Dates and not subsequently distributed.

                                               The interest entitlement  described in clause (i) of the Interest
                                               Distribution  Amount  for each class of  interest-bearing  Senior
                                               Certificates and each class of Subordinate  Certificates  will be reduced by the amount of Net Interest  Shortfalls for the related
                                               Mortgage Loans for such Distribution Date.



Banc of America Securities LLC                                                                                   9
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

                                               Allocations  of the  interest  portion of Realized  Losses on the
                                               Mortgage Loans in a loan group are allocated first to the related
                                               Subordinate  Certificates  in reverse  order of payment  priority will  result  from the  priority  of  distributions  first to the related  Senior  Certificates  and then to the classes of related
                                               Subordinate  Certificates  in numerical  order of the  applicable
                                               Pool  Distribution  Amount as described  below under "Priority of
                                               Distributions."  After  the date on  which  the  aggregate  class balance of the related Subordinate  Certificates has been reduced to zero, the  interest-bearing  related Senior  Certificates will bear the interest portion of any Realized Losses on such Mortgage
                                               Loans pro rata based on the  interest  entitlement  described  in clause (i) of the applicable Interest Distribution Amount.

Distributions to the
Subordinate Certificates.......................On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro  rata  share  (based  on the  class  balances  of all the
                                               Subordinate  Certificates (or the Subordinate Certificates in the
                                               same  group,  if there  is more  than  one  group of  Subordinate
                                               Certificates)   that  are   entitled   to  receive  a   principal
                                               distribution)   of   the   Subordinate   Principal   Distribution
                                               Amount(s),  to the extent that the  remaining  Pool  Distribution
                                               Amount(s) are sufficient therefor.  With respect to each class of
                                               Subordinate  Certificates,   if  on  any  Distribution  Date  the
                                               Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of Subordinate Certificates in the same group, if there is more than one group of Subordinate
                                               Certificates,  junior to such class will be entitled to receive a principal distribution.

                                               Distributions of principal on the Subordinate  Certificates  that
                                               are   entitled   to  receive  a  principal   distribution   on  a
                                               Distribution  Date  will be made  sequentially  to each  class of
                                               Subordinate  Certificates in the order of their payment  priority until each such class has received its  respective pro rata share for the Distribution Date. However, the Class PO Deferred Amounts
                                               will be paid to the ratio strip  components or certificates  from amounts otherwise payable as principal to the related Subordinate
                                               Certificates,  beginning with the amounts otherwise distributable as  principal  to the class of related  Subordinate  Certificates lowest in order of payment priority.

Shifting Interest Structure....................Additional  credit  enhancement  is provided by the allocation of the applicable Non-PO Percentages of principal prepayments on the
                                               Mortgage  Loans  in the  Mortgage  Pool  or a loan  group  in the
                                               Mortgage Pool to the related Senior Non-PO  Certificates  for the first five years and the disproportionately greater allocation of prepayments to such Senior Non-PO Certificates over the following four years.  The  disproportionate  allocation of the  applicable
                                               Non-PO  Percentages  of  prepayments on the Mortgage Loans in the



Banc of America Securities LLC                                                                                  10
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


                                               Mortgage  Pool  or  a  loan  group  in  the  Mortgage  Pool  will accelerate the amortization of those Senior Certificates relative to the amortization of the Subordinate Certificates. As a result, the credit support percentage for the Senior  Certificates should be maintained and may be increased during the first nine years.

Allocation of Losses...........................On each  Distribution  Date,  the applicable PO Percentage of any
                                               Realized  Loss on a Discount  Mortgage  Loan will be allocated to the ratio  strip  certificate  or ratio  strip  component  of the related  group until its class  balance or  principal  balance is reduced  to  zero.  Such  allocation  will  be  effected  on each
                                               Distribution  Date by  reducing  the class  balance  of the ratio strip  certificate  or  principal  balance  of  the  ratio  strip component  of the  related  group if and to the extent  that such
                                               balance   (after   taking   into   account   the  amount  of  all
                                               distributions to be made on such  Distribution  Date) exceeds the
                                               Adjusted Pool Amount (PO Portion) for such Distribution Date. The amount  of any such  Realized  Loss  allocated  to a ratio  strip certificate or ratio strip component of the related group will be treated as a "Class PO Deferred  Amount." To the extent funds are available on such Distribution Date or on any future Distribution
                                               Date from  amounts  that  would  otherwise  be  allocable  to the related Subordinate Principal Distribution Amount or Amounts, the
                                               Class PO  Deferred  Amounts for the ratio  strip  certificate  or ratio strip  component of the related  group will be paid on such ratio strip  certificate or ratio strip  component of the related
                                               group  prior  to   distributions  of  principal  on  the  related
                                               Subordinate  Certificates.  Payments  of the  Class  PO  Deferred
                                               Amounts  will be made from the  principal  payable to the related
                                               Subordinate  Certificates beginning with the principal payable to the class of Subordinate  Certificates lowest in order of payment priority. Any distribution in respect of unpaid Class PO Deferred
                                               Amounts for a ratio strip certificate or ratio strip component of the related group will not further  reduce the principal  balance of such ratio strip  certificate or ratio strip  component of the related  group.  The  Class  PO  Deferred  Amounts  will not bear interest.  The class balance of the class of related  Subordinate
                                               Certificates  then  outstanding  lowest in the  order of  payment priority will be reduced by the amount of any payments in respect of Class PO Deferred  Amounts for the ratio strip  certificate or ratio strip  component of the related group.  Any excess of these
                                               Class PO Deferred  Amounts  over the class  balance of that class will be allocated to the next most  subordinate  class of related
                                               Subordinate  Certificates  to reduce its class balance and so on, as necessary.

                                               On each  Distribution  Date, the applicable  Non-PO Percentage of any  Realized  Loss  will  be  allocated  first  to  the  related
                                               Subordinate  Certificates  in reverse  order of payment  priority
                                               (beginning  with the class of  related  Subordinate  Certificates

Banc of America Securities LLC                                                                                  11
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


                                               then outstanding  lowest in order of payment  priority),  in each case until the class  balance of such class of  Certificates  has been reduced to zero, and then to the Senior Non-PO  Certificates or to the Senior Non-PO  Certificates  of the related  group,  if there are multiple groups of Senior Non-PO  Certificates pro rata based on their respective class balances.

                                               Such allocation will be effected on each such  Distribution  Date by reducing the class balance of the class of related Subordinate
                                               Certificates then outstanding lowest in order of payment priority if and to the extent that the aggregate of the class  balances of all classes of Senior  Non-PO  Certificates  or the Senior Non-PO
                                               Certificates in a group and the related Subordinate  Certificates
                                               (after taking into account the amount of all  distributions to be made on such Distribution  Date) exceeds the Adjusted Pool Amount
                                               (Non-PO  Portion) or sum of the  Adjusted  Pool  Amounts  (Non-PO
                                               Portion) for such Distribution Date.

                                               After  the date on  which  the  aggregate  class  balance  of the related  Subordinate  Certificates  has been reduced to zero,  on each  Distribution  Date,  the aggregate of the class balances of all classes of Senior  Non-PO  Certificates  or all Senior Non-PO
                                               Certificates of a group then  outstanding  will be reduced if and to the extent that such  aggregate  class  balance  (after taking into account the amount of all  distributions  to be made on such
                                               Distribution  Date)  exceeds the  Adjusted  Pool  Amount  (Non-PO
                                               Portion)  for such  Distribution  Date.  The  amount  of any such reduction will be allocated among the Senior Non-PO  Certificates or Senior  Non-PO  Certificates  of such  group pro rata based on their respective class balances (or their initial class balances, if lower, in the case of a class of Accrual Certificates).

                                               After  the date on  which  the  aggregate  class  balance  of the related  Subordinate  Certificates  has been reduced to zero, the class balance of any class of Super Senior  Support  Certificates will be reduced  not only by the  principal  portion of  Realized
                                               Losses  allocated  to such  class as  provided  in the  preceding paragraph, but also by the portion allocated to the related class or classes of Super Senior Certificates.

Cross-Collateralization........................If one group of Subordinate  Certificates support multiple groups of Senior  Certificates,  on each  Distribution Date prior to the date on which the  aggregate  class  balance of such  Subordinate
                                               Certificates has been reduced to zero but on or after the date on which the class balances of the Senior Non-PO  Certificates  of a group have been reduced to zero, amounts otherwise  distributable as principal  payments on such Subordinate  Certificates  will be


Banc of America Securities LLC                                                                                  12
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

                                               paid as  principal  to the  remaining  classes  of Senior  Non-PO
                                               Certificates  of  each  group   supported  by  such   Subordinate
                                               Certificates  together  with the  Senior  Principal  Distribution
                                               Amount(s) in  accordance  with the principal  payment  priorities provided  that  on  such  Distribution  Date  (a)  the  Aggregate
                                               Subordinate  Percentage for such  Distribution  Date is less than twice the initial  Aggregate  Subordinate  Percentage  or (b) the average  outstanding  principal  balance  of the  Mortgage  Loans
                                               (including,  for this purpose,  any Mortgage Loan in foreclosure, any REO Property and any  Mortgage  Loan for which the  mortgagor has filed for  bankruptcy  after the Closing Date)  delinquent 60 days or more  over the last six  months  as a  percentage  of the aggregate  class  balance  of  the  Subordinate  Certificates  is greater than or equal to 50%. If the Senior  Non-PO  Certificates of two or  more  groups  remain  outstanding,  the  distributions described above will be made to such Senior  Certificates of such groups, pro rata, in proportion to the aggregate class balance of such Senior Certificates.

                                               The "Aggregate Subordinate  Percentage" for any Distribution Date
                                               will be the  percentage  equal to the aggregate  class balance of the  Subordinate  Certificates  divided by the related  aggregate
                                               Pool Principal Balance (Non-PO Portion).

                                               In addition,  if on any Distribution Date, after giving effect to the  preceding  paragraph,  the  aggregate  class  balance of the
                                               Senior Non-PO  Certificates  after giving effect to distributions to be made on such Distribution Date is greater than the Adjusted
                                               Pool   Amount   (Non-PO    Portion)   (any   such   group,    the
                                               "Undercollateralized    Group"   and   any   such   excess,   the
                                               "Undercollateralized     Amount"),    all    amounts    otherwise
                                               distributable  as principal on the Subordinate  Certificates,  in reverse  order  of  their  payment  priority,  will  be  paid  as
                                               principal   to   the   Senior   Non-PO    Certificates   of   the
                                               Undercollateralized  Group  together  with the  Senior  Principal
                                               Distribution  Amount(s) in accordance with the principal  payment priorities until the aggregate class balance of the Senior Non-PO
                                               Certificates of the Undercollateralized Group equals the Adjusted
                                               Pool  Amount  (Non-PO  Portion).   If  two  or  more  groups  are
                                               Undercollateralized  Groups,  the  distributions  described above will be made,  pro rata, in proportion to the amount by which the aggregate class balance of the Senior Non-PO Certificates of each such group  exceeds the related Pool  Principal  Balance  (Non-PO
                                               Portion).

                                               The amount of any unpaid interest  shortfall amounts with respect
                                               to  the   Undercollateralized   Group   (including  any  interest
                                               shortfall amount for such Distribution  Date) will be paid to the
                                               Undercollateralized  Group, including the interest only component
                                               of  such   group,   if  any,   prior  to  the   payment   of  any
                                               Undercollateralized  Amount from amounts otherwise  distributable as principal on the Subordinate Certificates, in reverse order of their payment priority.


Banc of America Securities LLC                                                                                  13
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

Adjusted Pool Amount.........................The  "Adjusted  Pool  Amount" of the  Mortgage  Pool or a loan group in the
                                             Mortgage  Pool will equal the  aggregate  unpaid  principal  balance of the
                                             Mortgage Loans in the Mortgage Pool or a loan group in the Mortgage Pool as of the  Cut-off  Date  minus  the  sum of (i) all  amounts  in  respect  of principal  received in respect of such Mortgage  Loans  (including  amounts received as Advances,  principal  prepayments and  Liquidation  Proceeds in
                                             respect  of  principal)  and  distributed  on  the   Certificates  on  such
                                             Distribution Date and all prior  Distribution  Dates and (ii) the principal portion  of all  Realized  Losses  (other  than  debt  service  reductions)
                                             incurred on such  Mortgage  Loans from the Cut-off  Date through the end of the month preceding the month in which such Distribution Date occurs.

Adjusted Pool Amount (PO Portion)............The  "Adjusted  Pool Amount (PO  Portion)" of the  Mortgage  Pool or a loan group in the Mortgage  Pool will equal the sum as to each  Mortgage Loan in the Mortgage  Pool or a loan group in the  Mortgage  Pool as of the Cut-off
                                             Date of the product of (A) the PO Percentage for such Mortgage Loan and (B)
                                             the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal  received in respect of such
                                             Mortgage  Loan   (including   amounts   received  as  Advances,   principal
                                             prepayments  and   Liquidation   Proceeds  in  respect  of  principal)  and
                                             distributed on the  Certificates  on such  Distribution  Date and all prior
                                             Distribution  Dates and (ii) the  principal  portion of any  Realized  Loss
                                             (other than a debt service  reduction)  incurred on such Mortgage Loan from the Cut-off Date through the end of the month  preceding the month in which such Distribution Date occurs.

Adjusted Pool Amount
(Non-PO Portion).............................The "Adjusted Pool Amount (Non-PO  Portion)" of the Mortgage Pool or a loan group in the Mortgage Pool will equal the  difference  between the Adjusted
                                             Pool Amount of the Mortgage  Pool or a loan group in the Mortgage  Pool and the Adjusted  Pool Amount (PO Portion) of the Mortgage Pool or a loan group in the Mortgage Pool.

class balance................................The "class  balance" of a class of  Certificates at any time will equal (a)
                                             its initial class balance or in the case of a class of  Exchangeable  REMIC
                                             Certificates  or  Exchangeable  Certificates,  the  portion of the  maximum initial class balance then  represented by the outstanding  Certificates of such class of the maximum initial class balance less (i) all  distributions of principal  made to such class,  and (ii) losses  allocated to such class plus (b) in the case of a class of Accrual Certificates,  any amounts added to such  class  balance  as a  result  of the  application  of the  accrual distribution amount.


Banc of America Securities LLC                                                                                  14
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


Fractional Interest............................The "Fractional  Interest" with respect to any Distribution  Date and each  class of  Subordinate  Certificates  will equal (i) the aggregate  of  the  class  balances  immediately  prior  to  such
                                               Distribution  Date of all classes of Subordinate  Certificates in the same group that have higher numerical class designations than such class,  divided by (ii) the aggregate Pool Principal Balance
                                               (Non-PO  Portion)  (if  there  is only one  group of  Subordinate
                                               Certificates)  or the  related  Pool  Principal  Balance  (Non-PO
                                               Portion) or sum of the related  Pool  Principal  Balance  (Non-PO
                                               Portion)  (if  there  is  more  than  one  group  of  Subordinate
                                               Certificates).

Net Interest Shortfall.........................With  respect  to  any  Distribution   Date,  the  "Net  Interest
                                               Shortfall"  is equal to the sum of (i) the  shortfall in interest received  with  respect  to any  Mortgage  Loan as a result  of a
                                               Relief  Act  Reduction  and  (ii)  any   Non-Supported   Interest
                                               Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all such classes of  interest-bearing
                                               Senior   Certificates  or  if  there  are  Crossed  Groups,   the
                                               interest-bearing  Senior  Certificates  of the Crossed Groups and each  class of  related  Subordinate  Certificates,  based on the amount of interest  accrued on each such class of Certificates on such  Distribution  Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

Net Mortgage Interest Rate.....................The "Net Mortgage Interest Rate" of a Mortgage Loan is the excess of its  mortgage  interest  rate  over the sum of the  applicable servicing  fee  rate  and  any  other  administrative  fee  rates specified in the prospectus supplement.

Non-PO Percentage..............................The "Non-PO  Percentage" with respect to any Mortgage Loan in the
                                               Mortgage  Pool or loan  group  in the  Mortgage  Pool  with a Net
                                               Mortgage Interest Rate as of the Cut-off Date less than a certain rate (each such Mortgage Loan, a "Discount  Mortgage  Loan") will be equal to the Net Mortgage Interest Rate as of the Cut-off Date
                                               divided  by such  applicable  rate.  If there are  multiple  loan groups in the Mortgage  Pool,  this rate may be the same for each loan group or may differ for one or more loan groups.  The Non-PO
                                               Percentage with respect to any Mortgage Loan in the Mortgage Pool or loan group in the Mortgage  Pool with a Net Mortgage  Interest
                                               Rate  as of  the  Cut-off  Date  equal  to or  greater  than  the applicable  rate  will  be  100%.  The  "PO  Percentage"  for any
                                               Discount  Mortgage  Loan will be equal to 100%  minus the  Non-PO
                                               Percentage  for such  Mortgage  Loan. If there are no ratio strip certificates in a group, the Non-PO  Percentage for each Mortgage
                                               Loan in the related loan group will be 100% and the PO Percentage for each Mortgage Loan in such loan group will be 0%.


Banc of America Securities LLC                                                                                  15
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

                                               Any  Mortgage  Loan with a Net Mortgage  Interest  Rate as of the
                                               Cut-off Date greater than or equal to the applicable rate for the
                                               Mortgage  Pool  or the  loan  group  in the  Mortgage  Pool  is a
                                               "Premium Mortgage Loan."

Non-PO Principal Amount........................The "Non-PO  Principal  Amount" for any Distribution Date and the
                                               Mortgage  Pool or any loan group in the Mortgage  Pool will equal the sum of the  applicable  Non-PO  Percentage  of:

                                               (a)   all   monthly   payments  of  principal due on each Mortgage
                                                     Loan in the Mortgage Pool or loan group in the Mortgage Pool on the related due date;

                                               (b)   the  principal   portion  of  the  purchase  price  (net  of
                                                     unreimbursed  Advances  and  other  amounts  as to which the related  Servicer is entitled to be  reimbursed  pursuant to the applicable Servicing Agreement) of each Mortgage Loan in the Mortgage  Pool or loan group in the  Mortgage  Pool that
                                                     was  repurchased  by  the  Depositor,   the  Sponsor  or  an
                                                     Originator  as of that  Distribution  Date and the principal portion of any amount paid in  connection  with the optional repurchase  of Mortgage  Loans by the Master  Servicer;

                                               (c)   amounts received with respect to such Distribution Date as a substitution adjustment amount (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed  pursuant to the Pooling Agreement) in connection with a Mortgage  Loan in the Mortgage  Pool or loan group in the Mortgage Pool received in the related Prepayment Period;


                                               (d)   any Liquidation  Proceeds (net of unreimbursed  expenses and unreimbursed  Advances,  if any)  allocable to recoveries of principal of the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool that have not yet been liquidated received  during the  related  Prepayment  Period;

                                               (e)   with respect to each  Mortgage  Loan in the Mortgage Pool or loan group in the Mortgage Pool that was  liquidated  during the related Prepayment Period, the amount of the Liquidation
                                                     Proceeds (other than any profits retained by the Servicer in connection  with  the  foreclosure  and net of  unreimbursed expenses and  unreimbursed  Advances,  if any)  allocable to principal  received with respect to that Mortgage  Loan; and


Banc of America Securities LLC                                                                                  16
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


                                               (f)  all partial and full  principal  prepayments on the Mortgage
                                                    Loans in the  Mortgage  Pool or loan  group in the  Mortgage
                                                    Pool by mortgagors  received  during the related  Prepayment
                                                    Period.

                                               The amounts  described in clauses (a) through (d) are referred to as  "Scheduled  Principal  Payments."  The amounts  described  in clauses  (e) and (f) are  referred to as  "Unscheduled  Principal
                                               Payments."

Non-Supported  Interest Shortfall..............With  respect  to  any  Distribution   Date,  the  "Non-Supported
                                               Interest  Shortfall"  is the  amount  by which the  aggregate  of
                                               Prepayment  Interest  Shortfalls  for the  Mortgage  Loans in the
                                               Mortgage  Pool or the  Mortgage  Loans in any Crossed Loan Groups
                                               for such  Distribution  Date exceeds the applicable  Compensating
                                               Interest for such Distribution Date.

Notional Amount................................The "Notional  Amount" of any Interest Only  Certificates (or any
                                               components  of an Interest  Only  Certificates)  will be equal to either  (I)  the  product  of (i)  the  aggregate  of the  Stated
                                               Principal  Balances of the Premium Mortgage Loans in the Mortgage
                                               Pool or loan group as of the due date in the month  preceding the month of such  Distribution  Date and  (ii) a  fraction,  (a) the numerator  of which is equal to the  weighted  average of the Net
                                               Mortgage Interest Rates of the these Mortgage Loans (based on the
                                               Stated  Principal  Balances of these Mortgage Loans as of the due date in the month preceding the month of such Distribution  Date)
                                               minus a specified  percentage and (b) the denominator of which is equal to a specified  percentage  or (II) a percentage  or all of the class balance(s) of another class or classes.

Pool Distribution Amount.......................The "Pool  Distribution  Amount" with respect to any Distribution
                                               Date will be  determined  by  reference  to amounts  received and expenses  incurred in connection  with the Mortgage  Loans in the
                                               Mortgage  Pool or any loan group in the Mortgage Pool and will be equal  to the  sum of:

                                               (i)  all   scheduled    installments   of  interest  (net  of the
                                                    related  servicing  fees and any other  administrative  fees specified in the prospectus supplement) and principal due on such  Mortgage  Loans on the due date in the  month in which such  Distribution  Date  occurs and  received  prior to the related  Determination  Date,  together with any Advances in respect thereof and any Compensating  Interest  allocable to such  Mortgage  Loans;

                                               (ii) all   proceeds  of  any  primary  mortgage guaranty insurance
                                                    policies and any other insurance policies with respect to such
                                                    Mortgage   Loans,  to the extent such proceeds are not applied


Banc of America Securities LLC                                                                                  17
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

                                                    to the   restoration  of  the  related  mortgaged  property or
                                                    released  to  the  mortgagor  in  accordance  with the related
                                                    Servicer's   normal  servicing   procedures and all other cash
                                                    amounts   received   and   retained  in  connection  with  the
                                                    liquidation  of  defaulted Mortgage Loans in the Mortgage Pool or  any  loan group in the Mortgage  Pool, by  foreclosure  or otherwise (collectively,  "Liquidation Proceeds"),  during the related  Prepayment Period  (in each case, net of unreimbursed
                                                    expenses  incurred   in   connection  with  a  liquidation  or
                                                    foreclosure and  unreimbursed  Advances,  if any);


                                               (iii) all  partial  or  full prepayments  received on such Mortgage
                                                     Loans  during the related Prepayment Period; and (iv) amounts
                                                     received  with  respect   to  such  Distribution  Date  as  a
                                                     substitution  adjustment  amount or purchase price in respect of any deleted  Mortgage  Loan  in the  Mortgage  Pool or any loan  group in the  Mortgage  Pool  or  amounts  received  in
                                                     connection  with the   optional  termination  of the  Issuing
                                                     Entity   or a  portion  of  the  Issuing  Entity  as of  such
                                                     Distribution  Date,   reduced by amounts in reimbursement for
                                                     Advances   previously  made and other amounts as to which the
                                                     related  Servicer is  entitled to be  reimbursed  pursuant to the applicable Servicing Agreement.

Pool Principal Balance.........................The "Pool Principal  Balance" for the Mortgage Pool or a loan group in the  Mortgage  Pool with respect to any  Distribution  Date equals the aggregate  Stated  Principal  Balances  of the  Mortgage  Loans in the
                                               Mortgage  Pool or loan group in the Mortgage Pool  outstanding  on the due date in the month preceding the month of such Distribution Date.

Pool Principal Balance
(Non-PO Portion)...............................The "Pool Principal Balance (Non-PO Portion)" for the Mortgage Pool or
                                               a loan group in the Mortgage Pool and any Distribution Date equals the sum of the product,  for each  Mortgage  Loan in the Mortgage  Pool or loan group in the  Mortgage  Pool,  of the Non-PO  Percentage  of such
                                               Mortgage Loan  multiplied by its Stated  Principal  Balance on the due date in the month preceding the month of such Distribution Date.

Prepayment Interest Shortfall..................A "Prepayment  Interest  Shortfall" on a Mortgage Loan is equal to the difference between (x) 30 days' interest at the mortgage interest rate
                                               (less the servicing fee rate) on the amount of the  prepayment on such
                                               Mortgage  Loan minus (y) the amount of interest  actually  paid by the related  mortgagor  on  the  amount  of  such  prepayment  during  the preceding month.


Banc of America Securities LLC                                                                                  18
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


Prepayment Period..............................A  "Prepayment  Period" is the calendar  month  preceding the month in which a Distribution Date occurs or such other period specified in the prospectus supplement.

Realized Loss..................................In general,  a "Realized  Loss" means,  (a) with respect to a Mortgage
                                               Loan that has been  liquidated,  the  amount  by which  the  remaining unpaid  principal  balance of the Mortgage  Loan exceeds the amount of proceeds from the liquidation  applied to the principal balance of the related  Mortgage  Loan and (b)  losses due to the  bankruptcy  of the mortgagor.

Relief Act Reduction...........................A "Relief  Act  Reduction"  is a  reduction  in the  amount of monthly interest  payment on a Mortgage  Loan  pursuant to the  Servicemembers
                                               Civil Relief Act or similar state legislation.

REO Property...................................An "REO  Property" is a Mortgaged  Property  that has been acquired by the Issuing Entity  through  foreclosure or grant of a deed in lieu of foreclosure.

Senior Percentage..............................The  Senior  Percentage  for the  Mortgage  Pool or loan  group in the
                                               Mortgage  Pool  will  equal (i) the  aggregate  class  balance  of the related  Senior Non-PO  Certificates  immediately  prior to such date, divided by (ii) the Pool Principal  Balance  (Non-PO  Portion) for the
                                               Mortgage Pool or loan group in the Mortgage Pool for such date.

Senior Prepayment Percentage...................For the following Distribution Dates, will be as follows:

                                                Distribution Date               Senior Prepayment Percentage
                                           ________________________________________________________________________
                                           May 2007 through             100%;
                                           April 2012
                                           May 2012 through             the applicable Senior Percentage plus, 70%
                                           April 2013                   of the applicable Subordinate Percentage;
                                           May 2013 through             the applicable Senior Percentage plus, 60%
                                           April 2014                   of the applicable Subordinate Percentage;
                                           May 2014 through             the applicable Senior Percentage plus, 40%
                                           April 2015                   of the applicable Subordinate Percentage;
                                           May 2015 through             the applicable Senior Percentage plus, 20%
                                           April 2016                   of the applicable Subordinate Percentage;
                                           May 2016 and thereafter      the applicable Senior Percentage;

                                               provided, however, that (A) if on any Distribution Date the percentage equal  to (x)  the  aggregate  class  balances  of the  Senior  Non-PO
                                               Certificates   of  multiple   groups  with  one  set  of   Subordinate
                                               Certificates (such groups, "Crossed Groups") divided by (y) the sum of the Pool  Principal  Balances  (Non-PO  Portion)  for the loan  groups relating to the Crossed  Groups (such loan groups,  the "Crossed  Loan
                                               Groups"  and  such   percentage,   the  "Crossed  Group  Total  Senior
                                               Percentage")  exceeds such percentage as of the Closing Date, then the


Banc of America Securities LLC                                                                                  19
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms

                                               Senior  Prepayment  Percentages  for the Crossed  Loan Groups for such
                                               Distribution  Date will equal 100% and (B) in the case of one group of
                                               Senior   Non-PO   Certificates   with  its  own  set  of   Subordinate
                                               Certificates  or if the Mortgage Pool is not divided into loan groups, if on any  Distribution  Date the Senior  Percentage  for the Mortgage
                                               Pool or the  related  loan group of the  Mortgage  Pool (the  Mortgage
                                               Loans in the Mortgage Pool or such loan group,  "Non-Crossed  Mortgage
                                               Loans")  exceeds  such  percentage  as of the Closing  Date,  then the
                                               Senior  Prepayment  Percentage(s)  for the Mortgage  Pool or such loan
                                               group    for    such    Distribution    Date    will    equal    100%.

                                               No decrease in the Senior Prepayment  Percentages for the Crossed Loan
                                               Groups will occur if the following occurs as of any Distribution  Date as to which any such decrease applied with respect to the Crossed Loan
                                               Group  Mortgage  Loans,  and  no  decrease  in the  Senior  Prepayment
                                               Percentage  for the  Non-Crossed  Mortgage  Loans  will  occur  if the following  occurs  as of any  Distribution  Date as to which  any such decrease  applied with respect to the Non-Crossed  Mortgage Loans: (i)
                                               the outstanding principal balance of all Mortgage Loans in the Crossed
                                               Loan Groups or all  Non-Crossed  Mortgage Loans  (including,  for this purpose,  any Mortgage Loans in foreclosure,  any REO Property in such loan  group  or loan  groups  and any  Mortgage  Loan  for  which  the mortgagor has filed for bankruptcy  after the Closing Date) delinquent
                                               60 days or more (averaged over the preceding  six-month period),  as a percentage of the aggregate  class balance of the related  Subordinate
                                               Certificates,  is equal to or  greater  than 50%,  or (ii)  cumulative
                                               Realized Losses with respect to the Mortgage Loans in the Crossed Loan
                                               Groups or all Non-Crossed Mortgage Loans exceed the percentages of the aggregate  balance of the related  Subordinate  Certificates as of the
                                               Closing Date (with  respect to the related  Subordinate  Certificates, the "Original Subordinate Principal Balance") indicated below:

                                                                                        % of Original Subordinate
                                                   Distribution Date Occurring               Principal Balance
                                               ______________________________________________________________________
                                               May 2012 through April 2013                               30%
                                               May 2013 through April 2013                               35%
                                               May 2014 through April 2013                               40%
                                               May 2015 through April 2013                               45%
                                               May 2016 and thereafter                                   50%

                                               The  Subordinate  Prepayment  Percentage for the Mortgage Pool or loan group in the Mortgage Pool for any  Distribution  Date will equal 100%
                                               minus the Senior  Prepayment  Percentage for the Mortgage Pool or such
                                               loan    group    in    the    Mortgage    Pool    for    such    date.


Banc of America Securities LLC                                                                                  20
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


Senior Principal Distribution Amount............The "Senior  Principal  Distribution  Amount" for the Mortgage Pool or
                                                loan group in the Mortgage Pool and any  Distribution  Date will equal the sum of (i) the Senior  Percentage  for the  Mortgage  Pool or loan group in the Mortgage  Pool of the  applicable  Non-PO  Percentage  of
                                                Scheduled  Principal  Payments for such Distribution Date and (ii) the
                                                Senior  Prepayment  Percentage  for the Mortgage Pool or loan group in the Mortgage Pool of the applicable  Non-PO  Percentage of Unscheduled
                                                Principal  Payments  for such  Distribution  Date  subject  to certain reductions due to losses.

Stated Principal Balance........................The "Stated Principal  Balance" means, as to any Mortgage Loan and due date,  the unpaid  principal  balance of such Mortgage Loan as of such due  date,  as  specified  in the  amortization  schedule  at the time relating thereto (before any adjustment to such amortization  schedule by reason of any moratorium or similar waiver or grace period),  after giving  effect  to any  previous  partial  principal  prepayments  and
                                                Liquidation  Proceeds (net of unreimbursed  expenses and  unreimbursed
                                                Advances)  allocable  to  principal  received  and to the  payment  of principal due on such due date and  irrespective of any delinquency in payment  by the  related  mortgagor  and  after  giving  effect to any deficient valuation by a court in connection with a bankruptcy.

Subordinate Percentage..........................The Subordinate  Percentage for the Mortgage Pool or loan group in the
                                                Mortgage  Pool for any  Distribution  Date will  equal  100% minus the
                                                Senior Percentage for such date.

Subordinate Prepayment Percentage...............The  Subordinate  Prepayment  Percentage for the Mortgage Pool or loan group in the Mortgage Pool for any  Distribution  Date will equal 100%
                                                minus the Senior  Prepayment  Percentage for the Mortgage Pool or such loan group in the Mortgage Pool for such date.

Subordinate Principal Distribution
Amount..........................................The "Subordinate  Principal Distribution Amount" for the Mortgage Pool
                                                or loan  group in the  Mortgage  Pool for any  Distribution  Date will equal the sum of (i) the Subordinate  Percentage for the Mortgage Pool
                                                or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Scheduled  Principal  Payments for such  Distribution Date and (ii)
                                                the  Subordinate  Prepayment  Percentage for the Mortgage Pool or loan group in the Mortgage  Pool of the  applicable  Non-PO  Percentage  of
                                                Unscheduled Principal Payments for such Distribution Date.



Banc of America Securities LLC                                                                                  21
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms



Exchangeable REMIC
Certificates and
Exchangeable Certificates......................Certain   Classes   of   Offered   Certificates   identified   as
                                               "Exchangeable  REMIC  Certificates"  may be  exchanged in certain
                                               allowable    combinations   (a   "REMIC   Combination")   for   a
                                               proportionate interest in certain related Certificates identified
                                               as  "Exchangeable   Certificates."   All  or  a  portion  of  the
                                               Exchangeable Certificates in an Exchangeable Combination may also be  exchanged  for a  proportionate  interest  in each  class  of
                                               Exchangeable  REMIC Certificates in the related REMIC Combination in the same manner. This process may occur repeatedly.

                                               The   classes  of   Exchangeable   REMIC   Certificates   and  of
                                               Exchangeable Certificates that are outstanding at any given time, and the outstanding class balances and notional amounts,  if any, of these classes,  will depend upon any related  distributions of principal,  as well as any  exchanges  that  occur.  Exchangeable
                                               REMIC   Certificates   and   Exchangeable   Certificates  in  any
                                               combination  may be  exchanged  only in the  proportion  that the maximum initial class balances and notional  amounts,  if any, of such  Certificates bear to one another as shown in the prospectus supplement.

                                               Holders  of  each  class  of  Exchangeable   Certificates  in  an
                                               allowable   combination  will  be  the  beneficial  owners  of  a
                                               proportionate  interest in the Exchangeable REMIC Certificates of the related REMIC Combination.

                                               In the event that Exchangeable  REMIC  Certificates are exchanged for an allowable combination of Exchangeable Certificates, then

                                               o    the  aggregate   principal   balance  of  the   Exchangeable
                                                    Certificates   received  in  the  exchange  will  equal  the
                                                    aggregate  principal  balance,   immediately  prior  to  the
                                                    exchange,   of  the  Exchangeable   REMIC   Certificates  so
                                                    exchanged;  and

                                               o    the aggregate  amount of interest and  principal  payable on each  distribution  date with  respect  to the  Exchangeable
                                                    Certificates   received  in  the  exchange  will  equal  the
                                                    aggregate  amount of interest and principal  that would have been  payable  on the  Exchangeable  REMIC  Certificates  so exchanged  if  the  exchange  had  not  occurred;  and

                                               o    the aggregate  amount of principal  and interest  losses and
                                                    interest   shortfalls    allocated   to   the   Exchangeable


Banc of America Securities LLC                                                                                  22
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Summary of Terms


                                                    Certificates   received  in  the  exchange  will  equal  the
                                                    aggregate  amount  of  principal  and  interest  losses  and interest  shortfalls  that would have been  allocated to the
                                                    Exchangeable REMIC Certificates so exchanged if the exchange had not occurred.

                                               Each  class  of   Exchangeable   Certificates   in  an  allowable
                                               combination (other than a class of interest only certificates, if any) will be entitled to its proportionate share of the principal distributions  that would have been  payable on the  Exchangeable
                                               REMIC Certificates so exchanged if the exchange had not occurred.
                                               In addition, each class of Exchangeable  Certificates (other than a class of interest  only  certificates,  if any) in an allowable combination  will bear a proportionate  share of principal losses
                                               that  would  have  been  allocated  to  the  Exchangeable   REMIC
                                               Certificates so exchanged if the exchange had not occurred.




Banc of America Securities LLC                                                                                  23
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Credit Support


Subordinate Certificates provide credit support for Senior Certificates. If the Senior Certificates are divided into multiple groups, the Subordinate Certificates may or may not consist of multiple groups. If there are multiple groups of Subordinate Certificates, each group will support one or more groups of Senior Certificates. Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of all principal prepayments on the applicable Mortgage Loans to the related Senior Non-PO Certificates, subject to certain exceptions, for the first five years and the disproportionately greater allocation of prepayments to such Senior Non-PO Certificates over the following four years. The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the Mortgage Loans will accelerate the amortization of those Senior Non-PO Certificates relative to the amortization of the related Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years

                           Priority of Distributions

Distributions will be made on each Distribution Date from the Pool Distribution Amount (if the Mortgage Pool is not divided into loan groups) or Amounts (if there are multiple loan groups, in which case the Senior Certificates and any components of a group will be paid from the related Pool Distribution Amount) in the following order of priority:

         --------------------------------------------------------------
           First, to the classes of Senior Certificates and component
           (if any) entitled to payments of interest, to pay interest;
         --------------------------------------------------------------
                                        |
                                        |
                                        v
         --------------------------------------------------------------
               Second, pro rata, to the Senior Non-PO Certificates
                  and any ratio strip component or ratio strip
        certificates entitled to payments of principal, to pay principal;
         --------------------------------------------------------------
                                        |
                                        |
                                        v

         --------------------------------------------------------------
                  Third, to any ratio strip component or ratio
                strip certificates, to pay any Class PO Deferred
       Amounts, from amounts otherwise payable as principal to the related
                            Subordinate Certificates;
         --------------------------------------------------------------
                                        |
                                        |
                                        v
         --------------------------------------------------------------
            Fourth, subject to any cross-collateralization payments,
          sequentially, to each class of Subordinate Certificates from the related Pool Distribution Amount or Amounts to pay
            interest and principal in the order of payment priority,
                      until each class balance is zero; and
         --------------------------------------------------------------
                                        |
                                        |
                                        v
         --------------------------------------------------------------
           Fifth, to the residual certificate, any remaining amounts.
         --------------------------------------------------------------




Banc of America Securities LLC                                                                                  24
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

The Sponsor..................................Bank of America, National Association ("Bank of America") will serve as the sponsor (the "Sponsor") of the Certificates.

                                             See  "The  Sponsor,"  "Mortgage  Purchase  Program"  and "The  Pooling  and
                                             Servicing  Agreement" in the base prospectus for more information about the
                                             Sponsor,  its securitization  programs and its material roles and duties in this transaction.

The Servicers and the Master Servicer........The Mortgage  Loans will be serviced by the  Servicers in  accordance  with various servicing  agreements (the "Servicing  Agreements").  The Servicers may perform any of their obligations under the Servicing Agreements through
                                             one  or  more   subservicers.   Despite  the   existence  of   subservicing
                                             arrangements,  each Servicer  will be liable for its  servicing  duties and obligations  under the related  Servicing  Agreements  as if such  Servicer alone were servicing the Mortgage Loans.  All of the Mortgage Loans will be master  serviced by the Master Servicer in accordance with the terms of the
                                             Pooling  Agreement.  The Master  Servicer  will be required  to  supervise, monitor and  oversee  the  performance  of the  Servicers,  but will not be directly  responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer  (other than Wells  Fargo Bank,  N.A.) under the related  Servicing  Agreement,  the Master  Servicer  will be  required  to enforce any remedies  against such  Servicer and will be required to either find a successor  servicer or assume the primary  servicing  obligations of the  related  Mortgage  Loans.  In the event the  default is by Wells Fargo
                                             Bank,  N.A. in its capacity as a Servicer,  the Trustee will be required to enforce any remedies  against Wells Fargo Bank,  N.A. and either  appoint a successor  servicer  or assume the  primary  servicing  obligations  of the related Mortgage Loans.

Static Pool Information......................Information  concerning  the  Sponsor's  prior  residential  mortgage  loan
                                             securitizations   related   to   the   Depositor   involving   fixed-   and
                                             adjustable-rate  first lien mortgage  loans is available on the internet at
                                             www.bofa.com/bafc.  On this website,  you can view, as applicable,  summary pool  information  as of the  applicable  securitization  cut-off  date and delinquency,  cumulative  loss,  and  prepayment  information  as  of  each distribution date by  securitization  for the past five years, or since the applicable  securitization  closing date if the  applicable  securitization closing date occurred less than five years from the date of this prospectus supplement.  Each of the mortgage loan  securitizations  identified on this website is unique,  and the  characteristics  of each securitized  mortgage loan pool varies from each other as well as from the  Mortgage  Loans to be included in the Issuing Entity that will issue the Certificates  offered by this  prospectus  supplement.  In  addition,  the  performance  information relating  to the  prior  securitizations  described  above  may  have  been influenced by factors beyond the Sponsor's control,  such as housing prices


Banc of America Securities LLC                                                                                  25
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             and market  interest  rates.  Therefore,  the  performance  of these  prior mortgage loan  securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

                                             In the event any changes or updates are made to the  information  available on the Sponsor's website, the Depositor will provide a copy of the original information  upon request to any person who writes or calls the  Depositor.
                                             The Depositor's address is 214 North Tryon Street, Mail Code NC1-027-22-02,
                                             Charlotte, North Carolina 28255. Its telephone number is (704) 387-8239.

                                             The  performance  of  prior  residential  mortgage  loan  pools  may not be indicative of the future performance of the Mortgage Loans.













Banc of America Securities LLC                                                                                  26
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             YOU SHOULD FULLY  CONSIDER THE RISKS  ASSOCIATED  WITH AN INVESTMENT IN THE
                                             OFFERED  CERTIFICATES.  BEFORE  INVESTING YOU SHOULD CAREFULLY REVIEW "RISK
                                             FACTORS" IN THE BASE  PROSPECTUS  TOGETHER  WITH THE RISK FACTORS SET FORTH
                                             BELOW.

Subordination of any Super Senior
Support and Subordinate Certificates
Increases Risk of Loss.......................Subordinate certificateholders are more likely to suffer losses as a result of losses or  delinquencies  on the related  Mortgage Loans than are Senior certificateholders.

                                             o  The  rights  of  each  class  of  Subordinate  Certificates  to  receive distributions of interest and principal are subordinated to the rights of the related  Senior  Certificates  and each class of  related  Subordinate
                                                Certificates  higher  in  order of  payment  priority.

                                             o  Losses that are realized on the Mortgage  Loans will be allocated  first to the class of related  Subordinate  Certificates  lowest in order of payment priority, then to the class of related Subordinate Certificates next lowest in order  of  payment  priority  and so on,  in  reverse  order of  payment priority  until the  outstanding  class  balances of such classes have been reduced to zero.

                                             Any Super Senior Support  certificateholders  should consider the risk that after the related Subordinate  Certificates are no longer outstanding,  the principal portion of losses realized on the applicable  Mortgage Loans that are allocated to a class of Super Senior  Certificates will be borne by the related class of Super Senior Support Certificates,  rather than such class of Super Senior Certificates.

The Rate of Principal Payments
on the Mortgage Loans Will Affect
the Yield on the Offered Certificates........Because  principal  payments  on the  Mortgage  Loans  will be  distributed currently on the related Senior  Certificates  and the related  Subordinate
                                             Certificates,  the rate of  distributions  of  principal  and the  yield to maturity on your  Certificates will be directly related to (i) the rate and timing of payments of principal on the  applicable  Mortgage Loans and (ii)
                                             the amount and timing of defaults by borrowers that result in losses on the applicable Mortgage Loans. Borrowers are permitted to prepay their Mortgage
                                             Loans,  in whole or in part,  at any time.  The  principal  payments on the
                                             Mortgage  Loans  may be in the  form of  scheduled  principal  payments  or principal  prepayments (for this purpose,  the term "principal  prepayment"
                                             includes  prepayments and any other recovery of principal in advance of the scheduled due date, including  repurchases and liquidations due to default,



Banc of America Securities LLC                                                                                  27
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             casualty,  condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

                                             The rate of principal  payments on the  Mortgage  Loans will be affected by the following:

                                             o  the  amortization  schedules of the Mortgage  Loans;

                                             o  the rate of partial  prepayments  and full  prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

                                             o  liquidations  of the properties  that secure  defaulted  Mortgage  Loans;

                                             o  repurchases  of Mortgage  Loans by the  Depositor  as a result of defective documentation or breaches of representations or warranties;

                                             o  the exercise of  due-on-sale  clauses by the Servicers in  connection  with transfers of mortgaged  properties;

                                             o  the optional repurchase of all the Mortgage Loans by the Master Servicer to
                                                effect a termination of the Issuing Entity or certain of the Mortgage Loans in the Issuing Entity when the aggregate  Stated  Principal  Balance of the related  Mortgage Loans is less than 10% of the aggregate  unpaid principal balance of such Mortgage  Loans as of the cut-off  date;  and

                                             o  general and targeted  solicitations for refinancing by mortgage originators
                                                (including the Sponsor).

                                             The rate of principal payments on the Mortgage Loans will depend greatly on the level of mortgage  interest  rates:

                                             o  If  prevailing  interest  rates for similar  mortgage  loans fall below the interest  rates on the Mortgage  Loans in the Issuing  Entity,  the rate of prepayment  is likely to increase.

                                             o  Conversely,  if prevailing  interest rates for similar  mortgage loans rise above the interest rates on the Mortgage Loans in the Issuing  Entity,  the rate of prepayment is likely to decrease.

                                             If  you  are  purchasing  any  Offered  Certificates  at  a  discount,  and specifically if you are purchasing principal only certificates,  you should consider the risk that if  principal  payments on the  applicable  Mortgage
                                             Loans, or in the case of any ratio strip  certificates,  some or all of the
                                             Discount  Mortgage  Loans,  occur at a rate slower than you expected,  your yield will be lower than you expected.  If you are  purchasing  any Offered




Banc of America Securities LLC                                                                                  28
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             Certificates at a premium,  and specifically if you are purchasing interest only certificates,  you should consider the risk that if principal payments on  the  applicable  mortgage  loans  or,  in the  case  of  interest  only certificates  whose notional  amount is based on some or all of the Premium
                                             Mortgage Loans,  such Premium  Mortgage Loans,  occur at a rate faster than you expected, your yield may be lower than you expected. You must make your own decisions as to the appropriate  prepayment assumptions to be used when purchasing  any Offered  Certificates.  The  applicable  Senior  Prepayment
                                             Percentage of the applicable Non-PO Percentage of all principal prepayments
                                             (excluding for this purpose, partial liquidations due to default, casualty, condemnation  and the like) initially will be distributed to the classes of related  Senior  Non-PO  Certificates  then  entitled to receive  principal prepayment  distributions.  This may  result in all (or a  disproportionate percentage) of those principal prepayments being distributed to such Senior
                                             Non-PO  Certificates  and none (or less than their pro rata  share) of such
                                             principal   prepayments   being  distributed  to  holders  of  the  related
                                             Subordinate  Certificates  during  the  periods  of time  described  in the applicable definition of "Senior Prepayment Percentage."

                                             The timing of changes in the rate of prepayments may  significantly  affect the actual yield to you, even if the average rate of principal  prepayments is consistent with your expectations.  In general,  the earlier the payment of principal of the related  Mortgage Loans, the greater the effect on your yield to  maturity.  As a result,  the  effect on your  yield of  principal prepayments  occurring  at a rate  higher  (or  lower)  than  the  rate you anticipate  during the period  immediately  following  the  issuance of the certificates  will  not  be  offset  by a  subsequent  like  reduction  (or increase) in the rate of principal prepayments.

Any Yield Maintenance Agreement
is Subject to Counterparty Risk..............The Securities Administrator on behalf of the Issuing Entity may enter into one or more Yield Maintenance  Agreements with one or more  counterparties, for the benefit of certain Classes of Certificates.  Each Yield Maintenance
                                             Agreement will require the applicable counterparty to make certain payments in certain circumstances.  To the extent that payments on such Certificates depend in part on payments to be received by the Trustee  under the related
                                             Yield  Maintenance  Agreement,  the  ability  of the  Trustee  to make such payments  on such  Certificates  will be subject to the credit  risk of the applicable counterparty.

Delinquencies and Losses on the
Mortgage Loans Will Adversely
Affect Your Yield............................Delinquencies  on the mortgage loans which are not advanced by or on behalf of a Servicer (because such Servicer has determined that these amounts,  if advanced, would be nonrecoverable),  will adversely affect the yield on the related Senior  Certificates and the related  Subordinate  Certificates.  A




Banc of America Securities LLC                                                                                  29
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             Servicer will determine that a proposed advance is nonrecoverable  when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be  ultimately  recoverable  from the related  mortgagor, related  liquidation  proceeds,  or  other  recoveries  in  respect  of the
                                             Mortgage  Loan.  Because  of  the  priority  of  distributions,  shortfalls resulting from delinquencies that are not covered by advances will be borne first by the related Subordinate  Certificates (in reverse order of payment priority), and then by the related Senior Certificates.

                                             Net interest  shortfalls  will  adversely  affect the yields on the Offered
                                             Certificates.  In addition,  losses  generally will be borne by the related
                                             Subordinate   Certificates.   As  a  result,  the  yields  on  the  Offered
                                             Certificates  will depend on the rate and timing of realized  losses on the related Mortgage Loans.

There Are Risks Relating to
Exchangeable REMIC Certificates
and Exchangeable Certificates................If you are purchasing any Exchangeable  REMIC  Certificates or Exchangeable
                                             Certificates,   you  should  consider  that  the   characteristics  of  any
                                             Exchangeable  Certificates  will reflect,  in the aggregate,  generally the characteristics of the related  Exchangeable REMIC Certificates.  Investors are  encouraged  to also  consider  a number of  factors  that will limit a certificateholder's ability to exchange Exchangeable REMIC Certificates for
                                             Exchangeable  Certificates  and  vice  versa:


                                             o At the  time of the  proposed  exchange,  a  certificateholder  must  own
                                               Certificates of the related Class or Classes in the  proportions  necessary to make the desired exchange.

                                             o A  certificateholder  that does not own the Certificates may be unable to obtain  the  necessary  Exchangeable  REMIC  Certificates  or  Exchangeable
                                              Certificates  because  the  holders  of  the  needed  Certificates  may  be unwilling or unable to sell them or because the necessary Certificates have been placed into other financial structures.

                                             o Principal  distributions will decrease the amounts available for exchange over time.



Credit Scores May Not Accurately
Predict the Likelihood of Default............The Originators  generally use Credit Scores as part of their  underwriting processes.  The attached  collateral  summary  shows credit  scores for the mortgagors  obtained at the time of origination of their mortgage  loans. A credit score  purports only to be a measurement  of the relative  degree of risk a borrower represents to a lender, i.e., that a borrower with a higher



Banc of America Securities LLC                                                                                  30
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                         Preliminary Credit Support

                                             score is  statistically  expected  to be less  likely to default in payment than a borrower  with a lower score.  In addition,  it should be noted that credit  scores were  developed  to indicate a level of default  probability over a  two-year  period,  which  does not  correspond  to the life of most mortgage loans. Furthermore,  credit scores were not developed specifically for use in  connection  with  mortgage  loans,  but for  consumer  loans in general.  Therefore,  credit scores do not address particular mortgage loan
                                             characteristics   that  influence  the  probability  of  repayment  by  the
                                             borrower.  None of the Depositor,  the Sponsor or the Originators makes any representations  any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic Concentration May
Increase Risk of Loss Due to
Adverse Economic Conditions
or Natural Disasters.........................At  various  times,  certain  geographic  regions  will  experience  weaker economic conditions and housing markets and, consequently,  will experience higher  rates of  delinquency  and loss on  mortgage  loans  generally.  In addition,  certain states have  experienced  natural  disasters,  including earthquakes,  fires,  floods and  hurricanes,  which may  adversely  affect
                                             property  values.   Although   mortgaged   properties  located  in  certain
                                             identified  flood  zones will be  required  to be  covered,  to the maximum
                                             extent  available,   by  flood  insurance,  no  mortgaged  properties  will
                                             otherwise be required to be insured against  earthquake damage or any other loss not covered by standard hazard insurance  policies.  Any concentration of  mortgaged  properties  in a state or region  may  present  unique  risk
                                             considerations.   See  the  tables  entitled  "Geographic  Distribution  of
                                             Mortgaged  Properties  of the Mortgage  Loans" in the  attached  collateral summary for a listing of the locations and  concentrations of the mortgaged properties.

                                             Any  deterioration  in  housing  prices in a state or region due to adverse
                                             economic   conditions,   natural   disaster  or  other  factors,   and  any
                                             deterioration  of economic  conditions in a state or region that  adversely affects the ability of  borrowers to make  payments on the mortgage  loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Residential Real Estate Values
May Fluctuate and Adversely
Affect Your Investment.......................There can be no  assurance  that values of the  mortgaged  properties  have remained or will remain at their levels on the dates of  origination of the related Mortgage Loans. The value of any mortgaged  property generally will change  over  time  from its  value on the  appraisal  or  sales  date.  If residential real estate values generally or in a particular geographic area decline,  the  loan-to-value  ratios shown in the table in the accompanying

Banc of America Securities LLC                                                                                  31
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             collateral  annex  might  not  be a  reliable  indicator  of the  rates  of delinquencies,  foreclosures  and losses that could  occur on the  Mortgage
                                             Loans. If the residential  real estate market should  experience an overall decline in property values large enough to cause the  outstanding  balances of the Mortgage Loans and any secondary  financing on the related mortgaged properties  to equal or  exceed  the  value  of the  mortgaged  properties, delinquencies,  foreclosures  and  losses  could be higher  than  those now generally  experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

                                             In addition,  adverse  economic  conditions and other factors (which may or may not affect  real  property  values) may affect the  mortgagors'  timely payment of  scheduled  payments of  principal  and interest on the Mortgage
                                             Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive  building  resulting in an  oversupply of housing in a particular area or a decrease  in  employment  reducing  the demand for  housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

United States Military Operations
May Increase Risk of Relief
Act Shortfalls...............................As a result of military  operations  in  Afghanistan  and Iraq,  the United
                                             States has  placed a  substantial  number of armed  forces  reservists  and members of the National  Guard on active duty status.  It is possible  that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended  time.  To the extent that a member of the military,  or a member of the armed forces reserves or
                                             National  Guard who is called to active duty,  is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil
                                             Relief Act, and any  comparable  state law, will apply.  This may result in interest shortfalls on the Mortgage Loans in the trust, which will be borne by all classes of interest bearing Certificates and components. Neither the
                                             Sponsor nor the Depositor has taken any action to determine  whether any of the Mortgage Loans would be affected by these interest rate limitations.

The Certificates May Not Receive
Amounts Expected from any Yield
Maintenance Agreements.......................The yield  maintenance  agreement payment for any Distribution Date will be based on the lesser of (x) the class  balance(s)  of the  related  Class or
                                             Classes or (y) the related  notional  amount,  which will decrease for each
                                             Distribution  Date  during  the life of the  applicable  yield  maintenance agreement.  The notional amounts are generally  derived by using an assumed prepayment  rate for the  applicable  mortgage  loans.  The actual  rate of prepayment on the  applicable  mortgage  loans is likely to differ from the rate assumed. If prepayments on these mortgage loans occur at a rate slower

Banc of America Securities LLC                                                                                  32
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             than  the  rate  used  in  determining  the  notional  amounts,  the  class balance(s) of the related Class or Classes will be greater than the related notional  amount  for a  Distribution  Date  and a  holder  of the  related
                                             Certificates  will receive less than if the  counterparty  were required to make  payments  based  on the  class  balance(s)  of the  related  Class or
                                             Classes.

There is a Risk that Interest
Payments on the Mortgage Loans
May Be Insufficient to Pay Interest
on Your Certificates.........................When a Mortgage Loan is prepaid in full, the mortgagor is charged  interest only up to the date on which  payment  is made,  rather  than for an entire month. When a mortgagor makes a partial principal  prepayment on a Mortgage
                                             Loan, the mortgagor is not charged interest on the prepayment for the month in which  the  principal  prepayment  was  received.  This may  result in a shortfall  in  interest  collections  available  for  payment  on the  next
                                             Distribution  Date.  Each  Servicer  is  required to cover a portion of the shortfall in interest  collections  that are attributable to prepayments in full and partial prepayments on the Mortgage Loans it services, but in each case  only  up to the  amount  of  Compensating  Interest  related  to such
                                             Mortgage Loans for such  Distribution  Date. To the extent these shortfalls are not covered by the amount of related Compensating  Interest,  they will
                                             be  allocated  pro  rata  to  the  related   classes  of   interest-bearing
                                             Certificates and any related components.

Certificates May Not Be
Appropriate for Individual
Investors....................................If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular  characteristics of a class of Offered
                                             Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

                                             o if you purchase your C e rtificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans;

                                             o the rate of principal  distributions  on, and the weighted  average lives of, the Offered  Certificates  will be sensitive to the uncertain  rate and timing of principal  prepayments on the  applicable  Mortgage Loans and the priority of principal distributions among the classes of Certificates,  and as such, the Offered Certificates and, in particular,  any class of special retail  certificates,  may  be  inappropriate  investments  for  you if you require a  distribution  of a particular  amount of principal on a specific date or an otherwise predictable stream of distributions;

Banc of America Securities LLC                                                                                  33
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             o you may not be  able  to  reinvest  amounts  distributed  in  respect  of principal  on your  Certificates  (which  distributions,  in  general,  are expected to be greater during periods of relatively low interest  rates) at a rate  at  least  as  high  as the  applicable  pass-through  rate or your expected yield;

                                             o a  secondary  market  for the  Offered  Certificates  may not  develop or provide you with  liquidity  of  investment;  and

                                             o you must pay tax on any interest or original  issue  discount in the year it accrues, even if the cash is paid to you in a different year.

Limited Source of Payments --
No Recourse to Depositor, Seller,
Servicer or Trustee..........................Proceeds of the Mortgage Loans (and any insurance  policy with respect to a class of insured  special retail  certificates)  will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or  obligation  of  the  Depositor,  the  Sponsor,  the  Servicers,  the
                                             Originators, the Master Servicer, the Securities Administrator, the Trustee
                                             or any of their affiliates.  There are, however, limited obligations of the
                                             Depositor, the Sponsor and the Originators with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations.

                                             Neither the  Certificates  nor the Mortgage  Loans will be guaranteed by or insured by any governmental agency or instrumentality,  the Depositor,  the
                                             Sponsor,  the  Servicers,   the  Originators,   the  Master  Servicer,  the
                                             Securities   Administrator,   the  Trustee  or  any  of  their  affiliates.
                                             Consequently,  if  payments  on the  Mortgage  Loans  are  insufficient  or otherwise  unavailable to make all payments  required on the  Certificates, there will be no recourse to the Depositor, the Sponsor, the Servicers, the
                                             Originators,  the Master Servicer, the Securities Administrator the Trustee
                                             or any of their affiliates.

Limited Liquidity............................The  Underwriter  intends  to make a market  for  purchase  and sale of the
                                             Offered Certificates after their initial issuance,  but the Underwriter has no obligation to do so. There is no assurance that such a secondary  market will  develop  or,  if it  does  develop,  that it will  provide  you  with liquidity  of  investment  or  that it will  continue  for the  life of the
                                             Offered  Certificates.  As a  result,  you may  not be  able  to sell  your
                                             Certificates  or you may not be able to sell  your  Certificates  at a high enough price to produce your desired return on investment.

                                             The secondary market for mortgage-backed securities has experienced periods of  illiquidity  and can be expected  to do so in the  future.  Illiquidity means that there may not be any purchasers for your class of  Certificates.
                                             Although any class of Certificates may experience  illiquidity,  it is more

Banc of America Securities LLC                                                                                  34
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             likely that classes of Certificates  that are more sensitive to prepayment, credit or  interest  rate risk (such as the  Interest  Only,  Super  Senior
                                             Support, Companion,  Inverse Floating Rate, Principal Only, or Subordinated
                                             Certificates) will experience illiquidity.

Alternative Underwriting Standards
May Increase Risk of Loss....................Certain  of  the  Mortgage  Loans  may  have  been   originated   using  an
                                             Originator's  "alternative"  or "modified"  underwriting  standards.  These underwriting  guidelines are different from and, in certain respects,  less
                                             stringent  than  the  general  underwriting   guidelines  employed  by  the
                                             applicable Originator.  For example, certain of the mortgage loans may have been  originated  with  less than  standard  documentation  or with  higher
                                             maximum   loan-to-value  ratios.   Accordingly,   the  mortgage  loans  may
                                             experience rates of delinquencies,  defaults,  foreclosure,  bankruptcy and loss that are higher than those experienced by mortgage loans  underwritten using the applicable Originator's general underwriting standards.

The Rate of Default on Mortgage
Loans that Are Secured by Investor
Properties May be Higher than on
Other Mortgage Loans.........................Certain of the  Mortgage  Loans may be secured by investor  properties.  An investor  property is a property  which,  at the time of  origination,  the mortgagor  represented  would  not  be  used  as  the  mortgagor's  primary residence  or second  home.  Because  the  mortgagor  is not  living on the property,  the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence,  or to a lesser extent, a second home. In addition,  income expected to be generated from an  investor  property  may  have  been  considered  for  underwriting purposes  in addition to the income of the  mortgagor  from other  sources.
                                             Should this income not materialize,  it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Mortgage Loans Having an Interest
Only Period May Have a Higher Risk
Of Default or Rates of Prepayment............Certain of the  Mortgage  Loans may have an initial  interest  only  period after the date of  origination.  During  this  interest  only  period,  the payment  due  from  the  related  mortgagor  will  be less  than  that of a traditional  mortgage  loan.  In  addition,  the  principal  balance of the mortgage  loan  will not be  reduced  (except  in the case of  prepayments)
                                             because  there will be no scheduled  monthly  payments of principal  during this period.  Accordingly, no principal payments will be distributed to the related  Certificates  from these Mortgage Loans during their interest only period except in the case of prepayment.


Banc of America Securities LLC                                                                                  35
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------

                                             After the initial interest only period, payments on a mortgage loan with an interest  only period  will be  recalculated  to amortize  fully its unpaid principal  balance  over  its  remaining  life  and the  mortgagor  will be required to make  scheduled  payments of both  principal and interest.  The required payment of principal will increase the burden on the mortgagor and may increase the risk of default or prepayment  under the related  mortgage loan. In  underwriting  mortgage  loans with  interest  only  periods,  the
                                             Originators  generally do not consider  the ability of  mortgagors  to make payments  of  principal  at the end of the  interest  only  period.  Higher scheduled  monthly payments may induce the related  mortgagors to refinance their  mortgage  loans,  which  would  result  in  higher  prepayments.  In addition,  in default  situations  losses may be greater on these  mortgage loans because they do not amortize during the initial period.  These losses will be allocated to the Certificates.

                                             The  performance  of  mortgage  loans with an  interest  only period may be significantly different from mortgage loans that amortize from origination.
                                             In  particular  these  mortgagors  may be more  likely to  refinance  their mortgage  loans,  which may result in higher  prepayment  speeds than would otherwise be the case.

There Are Risks Relating to
Mortgaged Properties Subject to
Second Lien Mortgage Loans...................At the time of origination of certain of the Mortgage Loans, a lender other than the applicable  Originator may have  originated a second lien mortgage loan.  Mortgage Loans that have second lien mortgage loans  encumbering the
                                             same  mortgaged   property  may  have  higher  rates  of  delinquency   and
                                             foreclosure  relative  to  mortgage  loans  that do not  have  second  lien mortgage loans behind them.  This may be due to changes in the  mortgagor's debt-to-income  profile, the fact that mortgagors may then have less equity in the mortgaged  property or other factors.  You should also note that any mortgagor  could obtain a second lien mortgage loan at any time  subsequent to the date of  origination  of their  first  lien  mortgage  loan from any lender.

Subordinate Certificates May
Provide Subordination for All
Groups.......................................The Subordinate  Certificates  may provide credit support for more than one
                                             Groups of Senior  Certificates  and thus the outstanding  class balances of such  Subordinate  Certificates  could be  reduced to zero as a result of a disproportionate  amount of principal  losses on the Mortgage  Loans in one
                                             Loan Group. Therefore, these losses on the Mortgage Loans in one Loan Group will reduce the subordination  provided by the Subordinate  Certificates to the other Groups of Senior  Certificates  and increase the likelihood  that losses may be allocated to the other Groups of Senior Certificates.

Banc of America Securities LLC                                                                                  36
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[LOGO OMITTED]                         Banc of America Funding 2007-3 Trust
                     Mortgage Pass-Through Certificates, Series 2007-3, Group 1
--------------------------------------------------------------------------------


                                             Under certain  circumstances  due to a  cross-collateralization  mechanism, principal otherwise payable to these Subordinate  Certificates will be paid to certain Senior Certificates.

High Rates of LIBOR or Another
Index May Result in a Lower or
Negative Yield on any Inverse
Floating Rate Interest Only
Certificates.................................If you are purchasing any inverse floating rate interest only certificates, in  addition  to the risk that a rapid rate of  prepayments  on the related
                                             Mortgage  Loans may result in a lower  actual  yield than you expected or a negative yield,  you should also consider the risk that high rates of LIBOR or high rates of another  applicable index for your certificates may result in the failure to recover your initial investment.


                      Categories of Classes of Certificates

     The Certificates of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The chart in the base prospectus under the heading "Description of the Certificates--Categories of Classes of Certificates" identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.

Banc of America Securities LLC                                                                                  37
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------
